Exhibit 99.3

Dynax Solutions, Inc.

192 Lexington Avenue

New York, New York 10016

This Proxy is Solicited on Behalf of the Board of Directors

Know All Men By These Presents, that I, the undersigned shareholder of Dynax Solutions, Inc. (“Dynax”), hereby name and appoint Pamela Fredette, Dynax’s current Chief Executive Officer/President, my attorney, with power of substitution, to vote as proxy all of the shares of the Corporation held of record by the undersigned on                         , 2004, at the special meeting of the stockholders to be held at                                          on                         , 2005 at              A.M., Eastern Time or any adjournment or postponement thereof, as follows:

[Please specify your vote by checking the box to the left of your choice for each respective proposal.]

(1) Approving an Agreement and Plan of Merger, dated as of October 12, 2004, by and between enherent Corp., an information technology staffing and solutions outsourcing company based in Connecticut, and Dynax, pursuant to which Dynax will merge with and into enherent, as more particularly described in the enclosed joint proxy statement/prospectus

FOR	ABSTAIN	AGAINST
☐	☐	☐

My attorney is further authorized to vote such shares for or against any other matter which may properly come before such annual meeting, or any adjournment. I ratify and confirm all acts my attorney may do in the premises under or by virtue of this proxy. I revoke all proxies by me previously given for any meeting of the stockholders of Dynax.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made above, the proxy will be voted FOR Proposal 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOU MAY ALSO RETURN THE PROXY CARD BY FAXING IT TO DYNAX, ATTENTION: GENERAL COUNSEL AT (212) 331-8602.

IN WITNESS WHEREOF, I execute this Proxy on                          , 2005.

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When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the entity’s name by an authorized person.

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